As filed with the Securities and Exchange Commission on April 29, 2024

Registration No. 333–278973

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

LendingTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2414818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1415 Vantage Park Dr., Suite 700
Charlotte, North Carolina 28203
(704)541-5351
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________
Heather Novitsky, Esq.
General Counsel
LendingTree, Inc.
1415 Vantage Park Dr., Suite 700
Charlotte, North Carolina 28203
(704) 541-5351
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
____________________
Copy to:
Lindsay H. Ferguson, Esq.
Edwin Astudillo, Esq.

Sheppard, Mullin, Richter & Hampton LLP
2200 Ross Avenue, 20th Floor
Dallas, Texas 75201
(469) 391-7400
____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

LendingTree, Inc. is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to its Registration Statement on Form S-3 (333-278973), originally filed on April 26, 2024 (the “Registration Statement”), as an exhibit-only filing solely to file an updated auditor consent as Exhibit 23.1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with this Amendment No. 1. Part I of the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$22,140
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent fees and expenses	$	*
Trustee fees and expenses	$	*
Printing and miscellaneous expenses	$	*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation - a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The Amended and Restated Certificate of Incorporation of LendingTree, Inc. (the “Company”) provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The Company’s Fourth Amended and Restated By-Laws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, the Company will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was serving, at the Company’s request, as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company. To the extent authorized by the DGCL, the Company will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Any amendment of these provisions will not reduce the indemnification obligations of the Company relating to actions taken before such amendment.

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The Company maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.

Item 16. Exhibits.

Exhibit Number	Description	Filed Herewith	Incorporated by Reference to
1.1*	Form of Underwriting Agreement (Equity)
1.2*	Form of Underwriting Agreement (Debt Securities)
3.1	Amended and Restated Certificate of Incorporation of LendingTree, Inc.		Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 25, 2008
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of LendingTree, Inc.		Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 31, 2014
3.3	Fourth Amended and Restated By-Laws of LendingTree, Inc.		Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2017
4.1	Specimen Common Stock Certificate		Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on November 2, 2015
4.2	Form of Senior Debt Indenture		Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 filed on April 26, 2024
4.3*	Form of Senior Debt Security
4.4	Form of Subordinated Debt Indenture		Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on April 26, 2024
4.5*	Form of Subordinated Debt Security
4.6*	Form of Capital Stock Warrant Agreement
4.7*	Form of Capital Stock Warrant Certificate
4.8*	Form of Debt Securities Warrant Agreement
4.9*	Form of Debt Securities Warrant Certificate
4.10*	Form of Subscription Right
4.11*	Form of Unit Agreement
4.12*	Form of Unit Certificate
5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP		Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 filed on April 26, 2024
23.1	Consent of PricewaterhouseCoopers LLP	x
23.2	Consent of Sheppard Mullin Richter & Hampton, LLP (included in Exhibit 5.1)		Exhibit 23.2 to the Registrant’s Registration Statement on Form S-3 filed on April 26, 2024
24.1	Power of Attorney (included on signature page)		Included on the signature page to the Registrant’s Registration Statement on Form S-3 filed on April 26, 2024
25.1*	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Senior Indenture
25.2*	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Subordinated Indenture
107	Filing Fee Table		Exhibit 107 to the Registrant’s Registration Statement on Form S-3 filed on April 26, 2024

____________________

*	To be filed, if applicable, by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)       the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)     each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 29, 2024.

LendingTree, Inc.

By:	/s/ Trent Ziegler
Trent Ziegler Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

*	Chairman, Chief Executive Officer and Director	April 29, 2024
Douglas R. Lebda	(Principal Executive Officer)

/s/ Trent Ziegler	Chief Financial Officer	April 29, 2024
Trent Ziegler	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer	April 29, 2024
Carla Shumate	(Principal Accounting Officer)

*	Director	April 29, 2024
Gabriel Dalporto

*	Director	April 29, 2024
Thomas M. Davidson

*	Director	April 29, 2024
Mark Ernst

*	Director	April 29, 2024
Robin Henderson

*	Director	April 29, 2024
Steven Ozonian

*	Director	April 29, 2024
Diego Rodriguez

*	Director	April 29, 2024
Saras Sarasvathy

*	Director	April 29, 2024
G. Kennedy Thompson

*By:	/s/ Trent Ziegler
Attorney-in-fact
Trent Ziegler

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